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                                                                      Exhibit 12
BANC ONE CORPORATION and Subsidiaries
STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
$(thousands)

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
                                                                                 Years Ended December 31,
                                                            -----------------------------------------------------------------------
                                                                1995         1994            1993           1992           1991
                                                           -------------  -----------    ------------   ------------   -------------
Calculation excluding interest on deposits:
  Earnings:
    Income before income taxes and change in
    accounting principle and equity in earnings of
    of Bank One, Texas, NA (1)                          $     1,910,282 $  1,518,852 $     1,770,712 $    1,341,249 $      928,947
    Fixed charges                                               736,249      633,569         348,327        321,402        419,274
    Less:  Capitalized interest                                  (1,671)      (1,000)           (652)        (1,199)        (1,732)
                                                           -------------  -----------    ------------   ------------   -----------
   Earnings                                             $     2,644,860 $  2,151,421 $     2,118,387 $    1,661,452 $    1,346,489
                                                           ============  ===========  ==============   ============   ============

  Fixed charges:
    Interest expense, including interest factor
      of capitalized leases and amortization of
      deferred debt expense                             $       683,372 $    575,734 $       298,857 $      278,615 $      379,708
    Portion of rental payments under operating
      leases deemed to be interest                               52,877       57,835          49,470         42,787         39,566

                                                           -------------  -----------    ------------   ------------   -----------
    Fixed charges                                       $       736,249 $    633,569 $       348,327 $      321,402 $      419,274
                                                           ============  ===========  ==============   ============   ============



Ratio of earnings to fixed charges excluding
    interest on deposits                                           3.59 x       3.40 x          6.08 x         5.17 x         3.21 x



Calculation including interest on deposits:
  Earnings:
    Income before income taxes and change in
    accounting principle and equity in earnings of
    of Bank One, Texas, NA (1)                          $     1,910,282 $  1,518,852 $     1,770,712 $    1,341,249 $      928,947
    Fixed charges                                             3,026,343    2,307,832       1,826,018      2,318,274      2,955,918
    Less:  Capitalized interest                                  (1,671)      (1,000)           (652)        (1,199)        (1,732)
                                                           -------------  -----------    ------------   ------------   -----------
   Earnings                                             $     4,934,954 $  3,825,684 $     3,596,078 $    3,658,324 $    3,883,133
                                                           ============  ===========  ==============   ============   ============




Fixed charges:
  As detailed above                                     $       736,249 $    633,569 $       348,327 $      321,402 $      419,274
  Interest on deposits                                        2,290,094    1,674,263       1,477,691      1,996,872      2,536,644
                                                           -------------  -----------    ------------   ------------   ------------
  Fixed charges                                         $     3,026,343 $  2,307,832 $     1,826,018 $    2,318,274 $    2,955,918
                                                           ============  ===========  ==============   ============   ============


Ratio of earnings to fixed charges including
  interest on deposits                                             1.63 x       1.66 x          1.97 x         1.58 x         1.31 x


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(1) Results of Bank One, Texas, NA are consolidated beginning October 1, 1991